Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom llp

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WASHINGTON, D.C.
WILMINGTON

ABU DHABI
BEIJING
BRUSSELS
FRANKFURT
HONG KONG
LONDON
July 20, 2026	MUNICH
PARIS
SÃO PAULO
SEOUL
SINGAPORE
TOKYO
TORONTO

Reformation Inc.
5801 S. 2nd St.

Vernon, CA 90058

Re:	Reformation Inc.
Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special United States counsel to Reformation Inc., formerly known as REF Topco, Inc., a Delaware corporation (the “Company”), in connection with the public offering by the Company of up to 9,478,821 shares of common stock, par value $0.0001 per share (“Common Stock”), of the Company (the “Company Shares”), and the resale by selling stockholders (the “Selling Stockholders”) of up to 6,693,054 additional shares of Common Stock (including up to 2,109,375 shares of Common Stock subject to an over-allotment option) (the “Secondary Shares”). We have been advised that the Secondary Shares were issued pursuant to the agreements listed on Schedule I (the “Secondary Share Acquisition Agreements”). The Company Shares and the Secondary Shares are collectively referred to herein as the “Shares.”

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)            the registration statement on Form S-1 (File No. 333-297039) of the Company relating to the Shares filed on June 25, 2026 with the Securities and Exchange Commission (the “Commission”) under the Securities Act and Pre-Effective Amendment No. 1 thereto, including the information deemed to be a part of the registration statement pursuant to Rule 430A of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

Reformation Inc.

July 20, 2026

(b)            the form of the Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into among the Company, the Selling Stockholders and J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company and the Selling Stockholders to the Underwriters of the Shares, filed as Exhibit 1.1 to the Registration Statement;

(c)            executed copies of the Secondary Share Acquisition Agreements;

(d)            an executed copy of the Company’s Stockholder’ Agreement, dated as of August 26, 2019, as amended and restated on April 11, 2025 (the “Stockholders’ Agreement”);

(e)            an executed copy of a certificate of Christina Halliday, General Counsel and Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(f)             a copy of the Company’s Certificate of Conversion to a Corporation, dated August 23, 2019, certified pursuant to the Secretary’s Certificate;

(g)            a copy of the Company’s Certificate of Incorporation certified by the Secretary of State of the State of Delaware as of July 20, 2026, certified pursuant to the Secretary’s Certificate as being in effect on the date of the resolutions referred to below in paragraphs (l) and (m) and as of the date hereof;

(h)            a copy of the Company’s Certificate of Amendment to the Certificate of Incorporation dated April 11, 2025, certified by the Secretary of State of the State of Delaware as of July 20, 2026, certified pursuant to the Secretary’s Certificate;

(i)             a copy of the Company’s Certificate of Amendment to the Certificate of Incorporation dated July 13, 2026, certified by the Secretary of State of the State of Delaware as of July 20, 2026, certified pursuant to the Secretary’s Certificate;

(j)             the form of the Company’s Amended and Restated Certificate of Incorporation, to be in effect immediately prior to the consummation of the offering of the Shares, filed as Exhibit 3.2 to the Registration Statement (the “New Certificate of Incorporation”);

(k)            a copy of the Company’s Amended and Restated Bylaws, as amended on April 11, 2025, certified pursuant to the Secretary’s Certificate as being in effect on the date of resolutions referred to below and as of the date hereof (the “Historical Bylaws”);

(l)             the form of the Company’s Amended and Restated Bylaws, to be in effect immediately prior to the consummation of the offering of the Shares, filed as Exhibit 3.4 to the Registration Statement (the “New Bylaws”);

(m)           copies of certain resolutions of the Board of Directors of the Company adopted on the dates listed on Schedule II, certified pursuant to the Secretary’s Certificate; and

Reformation Inc.

July 20, 2026

(n)            copies of certain resolutions of the Board of Directors of the Company adopted on June 25, 2026 and, as adopted by unanimous written consent, July 13, 2026, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Stockholders and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Selling Stockholders and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. With respect to our opinion set forth in paragraph 2 below, we have assumed that (i) the Company received the consideration for the Secondary Shares set forth in the Secondary Share Acquisition Agreements and the applicable board resolutions. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Stockholders and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate, the Historical Charter and the New Certificate of Incorporation and the factual representations and warranties set forth in the Underwriting Agreement and Secondary Share Acquisition Agreements.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

As used herein, “Historical Charters” means those documents listed in paragraphs (g) through (i) above.

Based upon the foregoing with respect to the DGCL and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.            When (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the New Certificate of Incorporation has been filed with the Secretary of State of the State of Delaware and has become effective; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, has taken all necessary corporate action to adopt the New Bylaws and approve the issuance and sale of the Company Shares and related matters, including the price per share of the Company Shares; and (v) the Company Shares are registered in the Company’s share registry and delivered upon payment of the consideration therefor determined by the Board of Directors, the Company Shares, when issued and sold in accordance with the provisions of the Underwriting Agreement, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.0001 per Company Share.

Reformation Inc.

July 20, 2026

2.             The Secondary Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and have been validly issued and are fully paid and nonassessable.

In addition, in rendering the foregoing opinions we have assumed that:

(a)           The Company’s issuance of the Company Shares does not and will not and the Company’s issuance of the Secondary Shares did not (i) violate any statute to which the Company or such issuance is or was subject (except that we do not make this assumption with respect to the DGCL), or (ii) constitute a violation of, or a breach under, or require the consent or approval of any other person under, any agreement or instrument binding on the Company (except that we do not make this assumption with respect to (x) the Historical Charters, the Historical Bylaws, the Secondary Share Acquisition Agreements, and the Stockholders’ Agreement in the case of the Secondary shares or New Certificate of Incorporation, the New Bylaws and the Stockholders’ Agreement, with respect to the Company shares or (y) those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement, although we have assumed compliance with any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company contained in such agreements or instruments);

(b)           The Company’s authorized capital stock when the Secondary Shares were issued was as set forth in the Historical Charters, and we have relied solely on the certified copy thereof issued by the Secretary of State of the State of Delaware and we have not made any other inquiries or investigations;

(c)           The Company’s authorized capital stock will be as set forth in the New Certificate of Incorporation and we have relied solely on the form thereof and have not made any other inquiries or investigations; and

(d)           We call to your attention that the Stockholders’ Agreement and certain of the Secondary Share Acquisition Agreements are expressed to be governed by laws other than those with respect to which we express our opinion (“Non-Opined on Laws”) and the opinions expressed herein are based solely upon our understanding of the language contained in such Stockholders’ Agreement and certain of the Secondary Share Acquisition Agreements under the laws of the State of New York and we have not considered any substantive provisions of such Non-Opined on Laws that may be incorporated by reference therein or supplied by such laws. We do not assume any responsibility for any interpretation thereof inconsistent with such understanding and we have not consulted attorneys admitted in any other jurisdiction (including any jurisdiction where we or our affiliated firms have offices).

This opinion letter shall be interpreted in accordance with customary practice of United States lawyers who regularly give opinions in transactions of this type.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

LK

Schedule I

1.	Unanimous Written Consent of the Board of Directors of the Company adopted on July 13, 2026.

2.	Amended and Restated Contribution Agreement, dated as of August 23, 2019, by and among Ref Topco, LLC, The Aflalo Family Trust and solely for purposes of Section 5.1 thereto, Refo SCSp.

3.	Amended and Restated Contribution Agreement, dated as of August 23, 2019, by and among REF Topco, LLC, SG Growth Partners III, LP and solely for purposes of Section 5.1 thereto, Refo SCSp.

4.	Stock Transfer Agreement, dated December 15, 2021, by and among Yael Aflalo, Trustee of the Aflalo Family Trust and Hali Borenstein, as Trustee of the Etai Aflalo 2021 Irrevocable Trust.

5.	Stock Transfer Agreement, dated as of October 8, 2021, by and among Yael Aflalo, Trustee of The Aflalo Family Trust and Christiana Trust Company of Delaware, as Trustee of the Ruth Higgs 2021 Irrevocable Trust.

6.	Stock Transfer Agreement, dated December 15, 2021 by and among Yael Aflalo, Trustee of the Aflalo Family Trust and Hali Borenstein, as Trustee of the Samuel Aflalo 2021 Irrevocable Trust.

7.	Stock Transfer Agreement, dated as of December 15, 2021, by and among Yael Aflalo, Trustee of the Aflalo Family Trust dated and Hali Borenstein, as Trustee of the Benjamin Aflalo 2021 Irrevocable Trust.

8.	Stock Transfer Agreement, dated as of December 15, 2021, by and among Yael Aflalo, Trustee of the Aflalo Family Trust and Hali Borenstein, as Trustee of the Shira Aflalo 2021 Irrevocable Trust.

9.	Stock Transfer Agreement, dated as of January 24, 2025, by and between Yael Aflalo, Trustee of the Aflalo Family Trust and Samuel Adam Aflalo, as Trustee of the Amelie Froessen 2024 Trust.

10.	Stock Transfer Agreement, dated as of January 2025, by and between Yael Aflalo, Trustee of the Aflalo Family Trust, and Mollie Wander, as Trustee of the GP 2024 Trust.

11.	Stock Transfer Agreement, dated as of January 24, 2025, by and between Yael Aflalo, Trustee of the Aflalo Family Trust and Samuel Adam Aflalo, as Trustee of Luella Higgs Froessen 2024 Trust.

Schedule II

1.	Written Consent of the Sole and Managing Member of REF Topco, LLC, dated July 3, 2019

2.	Action by Unanimous Written Consent of the Board of Managers of REF Topco, LLC, dated August 12, 2019

3.	Certificate of Conversion to a Corporation of REF Topco, LLC, dated August 23, 2019

4.	Action by Unanimous Written Consent of the Board of Directors of REF Topco, Inc., dated August 24, 2019

5.	Action by Unanimous Written Consent of the Board of Directors of REF Topco, Inc. dated April 11, 2025